EXHIBIT 99.2

Green Innovations Ltd. Receives Initial Order from Leading Independent Merchandise Distributor

MIAMI, Nov. 28, 2012 -- Green Innovations Ltd. (OTCQB: GNIN) (OTCBB: GNIN) ("Green Innovations" or the "Company") is pleased to announce that its wholly-owned subsidiary, Green Hygienics, Inc. ("Green Hygienics"), has received an initial purchase order from Vernon Sales, Inc. ("Vernon"), a leading California-based independent distributor of general merchandise and fine grocery products. The purchase order included quantities of several baby wipes products and "SENSATIONAL" branded bathroom tissue.

"The receipt of this limited product purchase order from Vernon Sales is a great first step toward building a long-term complete product line relationship with one of the largest and fastest growing dollar store merchandise distributors in the United States," stated Mr. Tray Harrison, National Sales Manager of Green Hygienics. "Based on our conversations with Vernon management, we look forward to the opportunity to potentially supply them with a wide variety of Green Hygienics 100% tree-free bamboo-based products and SENSATIONAL branded paper products in the near future, including various wipes, sanitary napkins, household tissue, bathroom tissue, paper towels, and napkins."

Founded in 1997 near Los Angeles, California, Vernon Sales, Inc. is now one of the largest wholesale distributors of general merchandise and fine grocery products in the United States. The independent privately-owned company currently supplies over 12,000 quality items including leading national branded household and personal care products such as Cottonelle, Charmin, Scott, Olay, Dove, VO5, TRESemme, Pert, Garnier, Revlon, Gillette, Old Spice, Avon, Brut, Secret, Kotex, Nivea, Vaseline, Ponds, Scope, Vicks, Pepto Bismol, Arm & Hammer, Tylenol, Ajax, Lysol, Snuggle, Purex, Air Wick, Alka Seltzer, and others. Vernon is currently building a new 250,000 sq. ft. facility in addition to their existing 200,000 sq. ft. warehouse to expand and offer additional products to their customer base.

Green Innovations is currently finalizing plans to increase its current catalog to include additional products and to expand its existing distribution network. Further details regarding new business development initiatives are expected to be discussed in future press releases.

About Green Innovations Ltd.

Green Innovations Ltd., through its wholly-owned subsidiary Green Hygienics, Inc., is the exclusive licensed North American distributor of American Hygienics Corporation's 100% tree-free bamboo-based product line, including personal care and paper-based goods. The Company provides consumers the opportunity to enjoy high-quality and performance eco-friendly goods from dedicated experts that have been producing bamboo products for over a decade, along with the cost-benefit of local raw material manufacturing, and the satisfaction of knowing that by using these products they are doing their part to reduce their carbon footprint and to continue the movement towards a more healthy and sustainable planet.

For further information regarding Green Innovations Ltd., contact:

Green Innovations Investor Relations
(866) 947-5567 (Toll-free)
E-mail: investor@greeninnovationsltd.com
Website: www.greeninnovationsltd.com

Forward-Looking Statements

This press release contains "forward-looking statements". Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future, and specifically references to development of a larger product line and establishment of a more significant relationship with Vernon Sales. The user can identify these forward-looking statements by forward-looking words such as "may," "will," "expect," "potential," "anticipate," "forecast," "believe," "estimate," "project," "plan," "continue" or similar words. The user should read statements that contain these words carefully because they discuss future expectations, contain projections of future results of operations or of financial condition, or state other forward-looking information. Forward-looking statements include, but are not limited to, statements regarding potential products, customers, revenues, expansion efforts, and future plans and objectives of Green Innovations Ltd. ("Green Innovations"). The risk factors listed in our disclosure documents and the cautionary language on this website provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations and projections described by Green Innovations in its forward-looking statements. Actual results relating to, among other things, product launch, sales, customer acceptance and market share could differ materially from those currently anticipated in such statements. Factors affecting forward-looking statements include: consumer preferences, competition from more established brands, ability to develop market share; changes in the operating costs; changes in economic conditions, foreign exchange and other financial markets; changes of the interest rates on borrowings; hedging activities that Green Innovations develops or produces; changes in the investments levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Green Innovations operates; technological, mechanical and operational difficulties encountered in connection with Green Innovations' development activities; and labor relation matters and costs. The user should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Green Innovations from time to time with the Securities and Exchange Commission and other regulatory authorities.